Exhibit 10.4

UNITED DEVELOPMENT FUNDING IV

NON-EXECUTIVE TRUSTEE STOCK PLAN

1.          Purpose; Types of Awards.

The purposes of the United Development Funding IV Non-Executive Trustee Stock Plan (the “Plan”) are to afford an incentive to the non-executive trustees of United Development Funding IV (the “Trust”) to continue as trustees, to increase their efforts on behalf of the Trust and to promote the success of the Trust’s business. The Plan provides for the grant of restricted stock, restricted stock units and other equity-based awards. The Plan is also intended to implement the Trust’s non-executive trustee program for the payment of fees in Shares.

2.          Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)      “Advisor” means UMTH General Services, L.P., a Delaware limited partnership.

(b)      “Award” means any award of Restricted Stock or Restricted Stock Unit or any Other Stock-Based Award granted under the Plan.

(c)      “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(d)      “Board” means the Board of Trustees of the Trust.

(e)      “Change of Control” means a change in ownership or effective control of the Trust, or a change in the ownership of a substantial portion of the assets of the Trust, in any case, within the meaning of Section 409A of the Code; provided, however, that a transaction or series of transactions effected with the Advisor and/or any Affiliate of the Advisor, through the acquisition of Shares or other Trust securities (regardless of the form of such transaction or series of transactions), changes to the membership of the Board or otherwise, shall not constitute a Change of Control for purposes of the Plan or any Award.

(f)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g)      “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times consist of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

(h)      “Effective Date” means the date of the listing and commencement of trading of the Shares on the NASDAQ Global Select Market.

(i)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

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(j)     “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board in good faith, the per share Fair Market Value of Shares as of a particular date shall mean (i) the closing sales price per Share on the national securities exchange on which the Shares are principally traded, for the last preceding date on which there was a sale of such Shares on such exchange; (ii) if the Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its sole discretion, shall determine.

(k)     “Other Stock-Based Award” means a right or other interest granted to a Participant that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, including but not limited to unrestricted Shares or dividend equivalent rights.

(l)     “Participant” means an eligible person who has been granted an Award under the Plan.

(m)     “Plan” means this United Development Funding IV Non-Executive Trustee Stock Plan, as amended from time to time.

(n)     “Restricted Stock” means an Award of Shares to a Participant under Section 6(b)(i) that may be subject to certain restrictions and to a risk of forfeiture.

(o)     “Restricted Stock Unit” or “RSU” means a right granted to a Participant under Section 6(b)(ii) to receive Shares, cash or other property at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(p)     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(q)     “Separation from Service” shall have the meaning attributed to such term under Section 409A of the Code.

(r)     “Shares” means common shares of beneficial interest, par value $0.01 per share, of the Trust.

(s)     “Trust” means United Development Funding IV, a Maryland real estate investment trust, or any successor.

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3.          Administration.

The Plan shall be administered by the Board. Except with respect to the amendment, modification, suspension or early termination of the Plan, the Board may appoint a Committee to administer all or a portion of the Plan. To the extent that the Board so delegates its authority, references herein to the Board shall be deemed references to the Committee. The Board may delegate to one or more agents such administrative duties as it may deem advisable, and the Committee or any other person to whom the Board has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such Committee or person may have under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

The Board shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to:

(i)          grant Awards;

(ii)         determine the persons to whom and the time or times at which Awards shall be granted;

(iii)        determine the type and number of Awards to be granted, the number of Shares to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award;

(iv)        determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;

(v)         make adjustments in the terms and conditions of Awards;

(vi)        construe and interpret the Plan and any Award;

(vii)       prescribe, amend and rescind rules and regulations relating to the Plan;

(viii)      determine the terms and provisions of the Award Agreements (which need not be identical for each Participant); and

(ix)         make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Board shall be final and binding on all persons, including but not limited to the Trust, any parent or subsidiary of the Trust, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, except as provided in the second paragraph of Section 5, neither the Board nor the Committee may take any action which would have the effect of reducing the aggregate exercise, base or purchase price of any Award without obtaining the approval of the Trust’s shareholders.

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4.          Eligibility.

Awards may be granted, in the discretion of the Board, to trustees of the Trust who are not officers of the Trust. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

5.          Shares Subject to the Plan.

The maximum number of Shares reserved for the grant of Awards under the Plan shall be equal to 7.5% of the number of Shares that are issued immediately following the approval for listing and trading of the Shares on the NASDAQ Stock Market, less any Shares issued or subject to awards granted under the Trust’s Equity Plan or the Trust’s Advisor Equity Plan, subject to adjustment as provided herein. Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Trust in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Participant, or if Shares are surrendered or withheld by the Trust as payment of either the purchase price of an Award and/or withholding taxes in respect of an Award, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan.

In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Board shall make equitable changes or adjustments to any or all of:

(i) the number and kind of Shares or other property (including cash) that may thereafter be issued in connection with Awards;

(ii) the number and kind of Shares or other property (including cash) issued or issuable in respect of outstanding Awards;

(iii) the purchase price relating to any Award; and

(iv) the performance goals, if any, applicable to outstanding Awards. In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Award holder, in the form of cash or other property (including but not limited to Shares).

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6.          Terms of Awards.

(a)          General. The term of each Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Trust upon the grant, vesting or delivery of an Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Shares or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine.

(b)          Terms of Specified Awards. The Board is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Board to be consistent with the purposes of the Plan. Such Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Award granted under the Plan shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

(i)          Restricted Stock. The Board is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(A)      Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Board may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board may determine. The Board may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of one or more performance goals. Unless otherwise determined by the Board, a Participant granted Restricted Stock shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B)      Forfeiture. Subject to Section 7, upon termination of service to the Trust during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C)      Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Trust shall retain physical possession of the certificate.

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(D)      Dividends/Distributions. Unless otherwise determined by the Board, except as provided in the immediately following sentence, dividends and distributions paid on Restricted Stock shall be paid at the dividend or distribution payment date in the same form as dividends and distributions are paid to other Trust shareholders. Unless otherwise determined by the Board, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend or distribution, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

(ii)         Restricted Stock Units. The Board is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(A)      Award and Restrictions. Delivery of Shares, cash or other property, as determined by the Board, will occur upon expiration of the period specified for RSUs by the Board during which forfeiture conditions apply, or such later date as the Board shall determine. The Board may place restrictions on RSUs that shall lapse, in whole or in part, only upon the attainment of one or more performance goals.

(B)      Forfeiture. Subject to Section 7, upon termination of service to the Trust prior to the vesting of RSUs, or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such RSUs relate, all RSUs and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of RSUs.

(C)       Dividend/Distribution Equivalents. The Board is authorized to grant to Participants the right to receive dividend equivalent payments and/or distribution equivalent payments for the period prior to settlement of the RSU. Dividend equivalents or distribution equivalents may be paid currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Board. Any such settlements, and any such crediting of dividend equivalents or distribution equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Board shall establish, including the reinvestment of such credited amounts in Share equivalents. Unless otherwise determined by the Board, any such dividend equivalents or distribution equivalents shall be paid or credited, as applicable, on the dividend payment date to the Participant as though each RSU held by such Participant were an outstanding Share.

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(iii)        Other Stock-Based Awards. The Board is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the date of grant or thereafter. Without limiting the generality of this paragraph, Other Stock-Based Awards may include grants of Shares that are not subject to any restrictions or a substantial risk of forfeiture. Subject to Section 7, upon termination of service to the Trust prior to the vesting of an Other Stock-Based Award, or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Other Stock-Based Award relates, all Other Stock-Based Awards that are then subject to deferral or restriction shall be forfeited; provided, that the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to such Other Stock-Based Award will be waived in whole or in part in the event of termination resulting from specified causes, and the Board may in other cases waive in whole or in part the forfeiture of such Other Stock-Based Award.

7.          Change in Control.

In the event of a Change in Control, any Award that was not previously vested will become fully vested and/or payable, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved; provided, however, that for any Award subject to Section 409A of the Code, no payment may be made to the holder of such Award unless the transaction constituting a Change in Control also constitutes, within the meaning of Section 409A of the Code, a “change in the ownership or effective control” of the Trust or a “change in the ownership of a substantial portion of the assets” of the Trust.

8.          General Provisions.

(a)          Nontransferability. Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

(b)          No Right to Continued Service, etc. Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue as a trustee of, or continue to provide services to, the Trust or any parent, subsidiary or Affiliate of the Trust or the Advisor or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Trust to terminate such Participant’s service.

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(c)          Taxes. The Trust or any parent or subsidiary of the Trust is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to enable the Trust and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. The Board may provide in the Award Agreement that in the event that a Participant is required to pay any amount to be withheld in connection with the issuance of Shares in settlement or exercise of an Award, the Participant may satisfy such obligation (in whole or in part) by electing to have the Trust withhold a portion of the Shares to be received upon settlement or exercise of such Award that is equal to the minimum amount required to be withheld.

(d)          Effective Date; Amendment and Termination.

(i)	The Plan shall take effect upon the Effective Date.

(ii)	The Board may at any time and from time to time terminate, amend, modify or suspend the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires shareholder approval in order for the Plan to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. The Board may at any time and from time to time amend any outstanding Award in whole or in part. Notwithstanding the foregoing sentence of this clause (ii), no amendment or modification to or suspension or termination of the Plan or amendment of any Award shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted under the Plan.

(e)          Expiration of Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Participant, without such Participant’s consent, under any Award theretofore granted.

(f)          Deferrals. The Board shall have the authority to establish such procedures and programs that it deems appropriate to provide Participants with the ability to defer receipt of cash, Shares or other property payable with respect to Awards granted under the Plan.

(g)          No Rights to Awards; No Shareholder Rights. No Participant shall have any claim to be granted any Award under the Plan. There is no obligation for uniformity of treatment among Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h)          Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Trust.

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(i)          No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)          Regulations and Other Approvals.

(i)       The obligation of the Trust to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

(ii)      Each Award is subject to the requirement that, if at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

(iii)     In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Trust in writing that the Shares acquired by such Participant is acquired for investment only and not with a view to distribution.

(iv)     The Board may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Board shall determine is necessary or desirable to further the Trust’s interests.

(k)          Registration on Form S-8. The Trust shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the securities to be offered to Participants under the Plan and shall during the term of the Plan keep such registration statement effective.

(l)          Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Maryland without giving effect to the conflict of laws principles thereof.

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(m)          Section 409A. It is intended that the payments and benefits under the Plan comply with, or as applicable, constitute a short-term deferral or otherwise be exempt from, the provisions of Section 409A of the Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code). To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following Participant’s termination of employment (or upon Participant’s death, if earlier).

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